Exhibit 99.1

Mid-Con Energy Partners, LP Announces the Appointment of Chief Financial Officer

TULSA, March 26, 2018 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) is pleased to announce the appointment of Philip R. Houchin as Chief Financial Officer of Mid-Con Energy GP, LLC, the general partner (“General Partner”) of the Partnership, effective March 30, 2018.

“We are excited to announce Mr. Houchin’s decision to join our team at Mid-Con. He brings a wealth of experience in banking, corporate finance, business development and oil and gas to the Partnership,” commented Jeff Olmstead, Chief Executive Officer.

Prior to joining Mid-Con Energy, Mr. Houchin spent 18 years in the commercial banking industry.  Most recently, Mr. Houchin was Executive Vice President and Chief Lending Officer of Patriot Bank. As part of a management team and group of investors, Mr. Houchin helped with the purchase of the bank in 2009 and eventual sale in 2017.  Prior to Patriot Bank, Mr. Houchin held various positions with Summit Bank and Bank of Oklahoma. Mr. Houchin graduated from the University of Oklahoma with a Bachelor of Business Administration in Finance and Southwest Graduate School of Banking at the Cox Business School at Southern Methodist University.

ABOUT MID-CON ENERGY PARTNERS, LP

Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire, and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located in Oklahoma, Texas, and Wyoming. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” “pursue,” “target,” “will” and the negative of such terms or other comparable terminology. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy’s filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2017, and in other documents and reports we file from time to time with the SEC.

INVESTOR RELATIONS CONTACT

ir@midcon-energy.com

(918) 743-7575

1